UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

Granite Point Mortgage Trust Inc.

(Exact name of registrant as specified in its charter)

Maryland (State of incorporation or organization)	61-1843143 (IRS Employer Identification No.)

3 Bryant Park, Suite 2400A New York, NY 10036 (Address of principal executive offices) (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
7.00% Series A Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock, Liquidation Preference $25.00 per Share	The New York Stock Exchange

If this Form 8-A relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is to become effective pursuant to General Instruction A.(c), please check the following box. ☒

If this Form 8-A relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is to become effective pursuant to General Instruction A.(d), please check the following box. ☐

Securities Act registration statement file number to which this form relates: File No. 333-258719

Securities to be registered pursuant to Section 12(g) of the Act: None.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.	Description of Registrant’s Securities to be Registered.

For a description of the securities being registered hereunder, reference is made to the information set forth under the heading “Description of the Series A Preferred Stock” in Granite Point Mortgage Trust Inc.’s (the “Registrant”) Prospectus Supplement dated November 22, 2021, as filed with the Securities and Exchange Commission (the “Commission”) on November 24, 2021, pursuant to Rule 424(b) under the Securities Act of 1933, as amended, and under the heading “Description of Capital Stock—Shares of Preferred Stock” in the accompanying prospectus that constitutes a part of the Registrant’s Shelf Registration Statement on Form S-3 (File No. 333-258719), which became automatically effective upon filing with the Commission on August 11, 2021, which information is incorporated herein by reference.

Item 2.	Exhibits.

3.1	Articles of Amendment and Restatement of Granite Point Mortgage Trust Inc. *
3.2	Amended and Restated Bylaws of Granite Point Mortgage Trust Inc. **
3.3	Articles Supplementary of 10% Cumulative Redeemable Preferred Stock of Granite Point Mortgage Trust Inc.***
3.4	Articles Supplementary of 7.00% Series A Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock
4.1	Specimen 7.00% Series A Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock Certificate

*	Incorporated by reference to Exhibit 3.1 of Amendment No. 3 to the Registrant’s Registration Statement on Form S-11 (File No. 333-218197) filed with the Commission on June 20, 2017.

**	Incorporated by reference to Exhibit 3.2 of Amendment No. 1 to the Registrant’s Registration Statement on Form S-11 (File No. 333-218197) filed with the Commission on June 15, 2017.

***	Incorporated by reference to Exhibit 3.3 of Amendment No. 3 to the Registrant’s Registration Statement on Form S-11 (File No. 333-218197) filed with the Commission on June 20, 2017.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Dated: November 30, 2021

GRANITE POINT MORTGAGE TRUST INC.

/s/ Michael Karber
Michael Karber
General Counsel and Secretary

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